UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2016

CHINANET ONLINE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

+86-10-6900-5520

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 18, 2016, we filed a Certificate of Amendment to our Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada to effect a one-for-two and one-half reverse stock split of our common stock (the “Common Stock”), which becomes effective on August 19, 2016. Upon effectiveness, each two and one-half shares of issued and outstanding Common Stock were converted into one newly issued and outstanding share of Common Stock. No fractional shares were issued in connection with the reverse stock split. Any fractional shares of Common Stock that would have otherwise resulted from the reverse stock split will be rounded up to the nearest full share. A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 3.1. The above summary is qualified in its entirety by reference to the full text of the Amendment. In addition, a copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation
99.1	Press Release, dated August 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 18, 2016	CHINANET ONLINE HOLDINGS, INC.

By:	/s/ Handong Cheng
Name: Handong Cheng
Title: Chief Executive Officer